Exhibit (g)(20) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

APPENDIX B

Series of the Trust

The Huntington Funds

Huntington Dividend Capture Fund

Huntington Fixed Income Securities Fund

Huntington Global Select Markets Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington Intermediate Government Income Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington Money Market Fund

Huntington Mortgage Securities Fund

Huntington New Economy Fund

Huntington Ohio Municipal Money Market Fund

Huntington Ohio Tax-Free Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Situs Fund

Huntington Tax-Free Money Market Fund

Huntington Technical Opportunities Fund

Huntington U.S. Treasury Money Market Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

This Appendix B, amended and restated as of December 28, 2009, is hereby incorporated and made part of the Custodian Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.

Witness the due execution hereof this 28th day of December, 2009.

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ B. Randolph Bateman	By:	/s/ Dan Luke
Name:	B. Randolph Bateman	Name:	Dan Luke
Title:	President	Title:	Vice President

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